BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION

Notice of Annual Meetings of Shareholders
October 4, 1995

To The Shareholders:

The Annual Meetings of Shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation (the "Corporations") will be held at the Summit Lodge at Jack Frost Mountain in Kidder Township, Carbon County, Pennsylvania, at 11:00 A.M., Local Time. The two meetings will be held simultaneously, as a joint meeting, since under a Security Combination Agreement between the two Corporations and under their By-Laws, the shares of the two Corporations are combined and traded together in unit certificates. The purposes of each meeting are as follows:
(1)  To elect Directors of each of the Corporations
(2)  To transact such other business as may properly come before
   				the meetings.

Shareholders of record as shown by the transfer books of the Corporations at the close of business on August 15, 1995, are entitled to notice of and to vote at said meetings.

By order of the Board of Directors of Blue Ridge Real Estate Company and Big Boulder Corporation.

Lois K. McCurdy
Secretary

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION
Blakeslee, Pennsylvania

PROXY STATEMENT
for the
ANNUAL MEETINGS OF SHAREHOLDERS
October 4, 1995

This Proxy Statement is being mailed on or about September 1, 1995, to the Shareholders of Record of Blue Ridge Real Estate Company and Big Boulder Corporation (each a "Corporation" and collectively the "Corporations") in connection with the Joint Annual Meetings of Shareholders of the Corporations to be held on Wednesday, October 4, 1995, at 11:00 A.M., Local Time, at the Summit Lodge at Jack Frost Mountain, Kidder Township, Carbon County, PA. and at any adjournment or adjournments thereof (the "Joint Meeting").

Under a Security Combination Agreement between the Corporations and under the By-Laws of both Corporations, shares of the two Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of each Corporation may be transferred only together with an equal number of shares of the other Corporation. For this reason, the Annual Meetings of the Shareholders of both Corporations are held together as a Joint Meeting. At the Joint Meeting, separate votes will be held on the proposals concerning each Corporation, and shareholders have the right to vote their shares differently on similar proposals presented by each of the Corporations before the Joint Meeting. Only one Proxy Card has been supplied to shareholders, but this Card constitutes separate proxies with regard to the shares of the respective Corporations, and provides means for shareholders to give instructions for voting their Blue Ridge Real Estate Company shares separately from their Big Boulder Corporation shares.

The proxies evidenced by the Proxy Card are solicited on behalf of the Boards of Directors of the respective Corporations. Each such proxy is subject to revocation by the shareholder at any time before it is voted by filing notice of revocation with the Secretary of the Corporations or by filing a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Joint Meeting and voting in person.

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Meetings, the Annual Report, the enclosed form of Proxy Card and any additional material relating to the Joint Meetings which may be furnished to the shareholders on behalf of the Board of Directors subsequent to the furnishing of this Proxy Statement have been or are to be borne by the Corporations, with each of the Corporations to pay one-half of such costs.

In addition to the use of the mails, the Corporations may, if they consider it desirable, solicit proxies personally or by telephone or facsimile. Such solicitation may be made by Officers, Directors or employees of the Corporations without additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, in which event they will be reimbursed upon request for their out-of-pocket expenses incurred in connection therewith.

A copy of the Corporations' Annual Report for the Fiscal Year ended May 31, 1995, accompanies this Proxy Statement but is not considered a part of the proxy-soliciting material. Additional copies of such report are available to any shareholder upon request.

VOTING SECURITIES

Each of the Corporations had outstanding on August 15, 1995, 2,004,014 shares of Common Stock, without par value, and neither has any other authorized class of securities. Only Shareholders of Record of the Corporations at the close of business on August 15, 1995, will be entitled to vote at the Joint Meeting. Each shareholder has the right to cumulate his votes in the election of Directors and may cumulate his votes differently in voting for the election of Directors of each Corporation. Cumulative voting entitles the shareholder to multiply his shares by the number of Directors (6) to be elected, and to cast the number of votes so determined for one person or to distribute such number, in his discretion, among two or more persons. To vote cumulatively, a shareholder must write the name of the nominee or nominees selected and the number of votes to be cast for each nominee following the words "Cumulative For" on the lines provided under Items 1 and 2 on the Proxy Card. On all other matters, each share of each of the Corporations will be entitled to one vote.

Shares cannot be voted at the Joint Meeting unless the holder of record is present in person or represented by Proxy. The enclosed Proxy Card is a means by which a shareholder may authorize the voting of his or her shares at the Joint Meeting. If a Proxy Card is properly executed, returned to the Corporations or their agent and not revoked, the shares represented by such Proxy Card will be voted in accordance with the instructions set forth thereon. Shareholders are urged to specify their choices by marking the appropriate box of the Proxy Card. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the discretion of the proxy agents, as described below. If any other matters are properly presented at the Joint Meeting, the proxy agents will vote the proxies (which confer discretionary authority to vote on such matters) at their discretion. A shareholder may attend the meeting even though he or she has executed a Proxy Card.

With respect to each Corporation, presence at the Joint Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum. With regard to the election of Directors, shareholders may cumulate votes for the nominees specified on the Proxy Card, as described below, or withhold votes for certain or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that are member firms of the New York Stock Exchange ("NYSE"), and who hold shares of the Corporations in street name for customers, have the authority under the rules of the NYSE to vote those shares with respect to the election of Directors if they have not received instructions from the beneficial owner.

ELECTION OF DIRECTORS
Six Directors of each Corporation are to be elected at the Joint Meeting, as set forth by resolution of the Board of Directors.

The By-Laws of each of the Corporations permit up to eight members to comprise the whole Board of each Corporation.

The persons named as proxy agents in the enclosed Proxy Card have advised the Board of Directors of each Corporation that it is their intention to cumulate votes in their discretion among all or less than all of the six nominees for the Board of Directors unless a specific direction to cumulate votes in a particular manner is included on the Proxy Card. If elected, the Directors of each Corporation will hold office until the next Annual Meeting of such Corporation when their successors are elected. If any vacancy shall occur because of death or other unexpected occurrence in the slates of nominees listed below for election of Directors, the proxy agents have advised the Boards of Directors of the Corporations that it is their intention to vote the proxies for such substitute nominees as may be proposed by or on behalf of the Boards of Directors of each of the Corporations.

Information with respect to the nominees, the periods during which they have served as Directors of each Corporation, their principal occupations and their ages is set forth in the following table:

                     First
                    Became
      Name        Director             Occupation (1)                  Age

Kieran E. Burke      1994   Chairman, Chief Executive Officer, and      38
                            Director Premier Parks, Inc.(formerly The
                            Tierco Group, Inc.); President,Chief Execu-tive Officer and Director of Premier Parks,
                            Inc. (from 1989 through June 1994)

Milton Cooper        1983   Chairman, Kimco Realty Corporation;         66
                            Director, Getty Petroleum Corporation;
                            Mass Mutual Participation Investors;
                            Mass Mutual Corporate Investors

Michael J. Flynn     1990   Chairman of the Board, Blue Ridge Real      60
                            Estate Company and Big Boulder Corpora-
                            tion since 1991; Chairman of the Board
                            and President, Slattery Associates, Inc;
                            Director, Slattery Group, Inc.,
                            Director, Kimco Realty Corporation

Allen J. Model       1975   President and Director of S.M.C. Trading    49
                            (January, 1993-Present); Vice President
                            and Director of Overseas Strategic
                            Consulting (January, 1993-Present); Legal
                            Consultant and self-employed private
                            Investor; Director,Framingham Savings Bank

J.Anthony V.Townsend 1977   Executive Director, Finsbury Asset          47
                            Management, Limited; Deputy Chairman,
                            Rea Brothers Group, Plc.

Wolfgang Traber      1986   Managing Director, Hanseatic Corp.          51
                            & Co. (August 1991-Present); Managing
                            Director, Hanseatic Corporation (April
                            1988-July 1990); Director, Petroleum
                            Heat and Power Co., Inc.

(1) Unless otherwise noted, the affiliations shown constitute the individual's principal business experience for at least the last 5 years. Directorships in public companies are also identified.

Each of the nominees for election as Director has stated that there is no arrangement or understanding of any kind between him or any other person or persons relating to his election as a Director except that such nominees have agreed to serve as a Director of the Corporations if elected.

The Directors are to be elected by a plurality of the votes cast at the Joint Meeting. The Board of Directors unanimously recommends a vote FOR each of the nominees.

COMMITTEES AND MEETINGS
Each Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Boards of Directors held four meetings during Fiscal 1995.

The Executive Committee of each Corporation consists of Milton Cooper, Michael J. Flynn, Allen J. Model and Wolfgang Traber. This Committee is empowered to exercise all powers of the Boards of Directors, except action on dividends, during the intervening period between regular Board Meetings. The Executive Committee did not convene in Fiscal 1995.

The Audit Committee of each Corporation, composed of Allen J. Model,
Michael J. Flynn and Wolfgang Traber, held one meeting during Fiscal 1995. The Audit Committee reviews, with the Corporations' independent certified public accountants, (i) the scope of auditing procedures, (ii) the Corporations' accounting procedures and controls, and (iii) the Corporations' audit report and financial statements.

The Compensation Committee of each Corporation consists of Milton Cooper, Michael J. Flynn, Allen J. Model and J. Anthony V. Townsend. This Committee reviews general compensation policies and reviews and recommends salary and other adjustments for employees and executive officers. The Compensation Committee did not convene in Fiscal 1995

All Directors attended all the meetings of the Boards of Directors and of Committees of the Boards on which they served.

HOLDINGS OF COMMON STOCK
The following table sets forth, as reported to the Corporations as of July 15, 1995, the number of shares of Common Stock of each Corporation owned or controlled by persons who beneficially own more than 5% of each Corporation's outstanding shares, the nominees for Directors, the Corporations' President, and the Corporations' President and Directors as a group:

                                               Number of Shares   Percent
                                                Beneficially    of Shares
                  Name                            Owned (1)     Outstanding

Kieran E. Burke                                        -0-            -0-
Milton Cooper                                        150,096(2)       7.5%
Michael J. Flynn                                      46,100(3)       2.3%
Allen J. Model                                       387,743(4)      19.3%
J. Anthony V. Townsend                                  -0-            -0-
Wolfgang Traber                                       72,264(5)       3.6%
Gary A. Smith                                            523           *
Peter Model                                          368,384(6)      18.4%
  310 S. Juniper Street
  Philadelphia, Pa. 19107
Rea Brothers (Guernsey), Limited                     271,972(7)      13.6%
Rea Brothers (Investment Management), Ltd.
Reamann Trust Company
  c/o Rea Brothers (Guernsey), Limited
  Commerce House, LesBanques
  St. Peter Port, Guernsey
Finsbury Asset Management, Limited                   146,000(8)       7.3%
Finsbury Trust, Plc
Finsbury Growth Trust, Plc
Finsbury Smaller Companies Trust, Plc
  Alderman's House, Alderman's Walk
  London EC2M 3XR England
Ocean Wilsons (Investments) Limited
  Clarendon House
  Church Street West
  Hamilton HM DX, Bermuda
Brown Brothers Harriman & Co.                        333,900(9)      16.7%
  59 Wall Street
  New York, N.Y.  10005

All Executive Officers and Directors
  Named Above as a Group (6 Persons)                 656,726(10)     32.8%

*Less than 1%

(1) Beneficial ownership of shares comprises voting power (the power to vote, or direct the voting, of such shares) and/or investment power (the power to dispose, or to direct the disposition, of such shares).

(2) Includes 67,803 shares owned by a corporation of which Mr. Cooper is Chairman of the Board.

(3)	Includes currently exercisable option to purchase 45,000 shares.

(4)	As reflected in Amendment Three to the joint Schedule 13D filed with the
SEC includes 302,063 shares held as co-trustee, with Peter Model, of the Trust under Paragraph I, Article Sixth of the Last Will and Testament of Leo Model; 28,121 shares held in trust for himself and his children of which Mr. Model is trustee with another person; and 14,467 shares owned by the Leo
Model Foundation (the "Foundation") as to which Allen J. Model and Peter
Model, as officers of the Foundation, share voting and investment power with the Foundation. Mr. Model disclaims beneficial ownership of the shares held by the Foundation.

(5)	Mr. Traber owns a significant interest in a corporation which has voting and investment power over the securities reported above, for which Mr. Traber disclaims beneficial ownership.

(6)	Beneficial ownership, for which the Corporations are aware, includes
302,063 shares held as trustee as described in footnote (4) above; 23,733 shares to which he exercises sole voting and investment power; 28,121 shares held in trust for the benefit of Peter Model and his children as to which Peter Model, as a trustee, shares voting and investment power; and 14,467 shares owned by the Foundation, as described in footnote (4) above.

(7)	As reflected in Amendment Eleven to the joint Schedule 13D filed with the SEC on February 22, 1994, voting and investment power is exercised as follows: Rea Brothers (Guernsey) Limited ("RBG"), sole investment regarding 162,753 shares (including 32,000 shares for which RBG has sole voting power); Rea Brothers (Investment Management) Limited ("Investment"), sole investment power regarding 11,719 shares; and Reamann Trust Company ("Trust"), sole investment and voting power regarding 97,500 shares. Trust, the trustee of a discretionary settlement account, is indirectly owned by Rea Brothers Group Plc which also directly or indirectly owns all of the shares of stock of RBG and Investment. As reflected in the Schedule 13D, Trust disclaims bene-ficial ownership of any shares beneficially owned by Investment or RBG.

(8) The following is based upon information reflected in Amendment Five to a group Schedule 13D filed with the SEC on February 22, 1994. Finsbury
Asset Management Limited holds the 146,000 shares under a discretionary management agreement with shared investment power over such shares. In addition, the following entities have sole voting power and shared investment power with respect to certain of such shares as specified below: Finsbury Trust Plc ("FTP"), 61,000 shares; Ocean Wilsons (Investments) Limited ("Ocean"), 30,000 shares; Finsbury Growth Trust Plc ("FGT"), 34,000 shares; and Finsbury Smaller Companies Trust Plc ("FSCT"), 21,000 shares. The ordinary shares of each of FTP, Ocean, FGT and FSCT (the "Investment Companies") are listed and traded on The Stock Exchange, London. Each of the Investment Companies is owned, directly or indirectly, and in varying degrees by certain of the other Investment Companies. In the aggregate, the Investment Companies own, directly or indirectly, approximately 28% of the shares of Rea Brothers Group Plc.

(9)	Ownership information is presented on the basis of correspondence from
Brown Brothers Harriman & Co., which disclaims any beneficial ownership of all such shares due to the fact that they are held for various clients. Aggregate shares listed in table include shares held in two separate accounts that each represent more than five percent of the Corporations' outstanding shares and which are listed separately in this table. Brown Brothers acts as custodian for such shares and has sole voting and investment power.

(10) Includes option to purchase 45,000 shares identified in footnote (3) above.


REMUNERATION OF  EXECUTIVE OFFICERS AND DIRECTORS
The following table sets forth compensation information for the Fiscal Year ended May 31, 1995, with respect to the President of the Corporations whose aggregate salary and bonus exceeded $100,000.

Annual Compensation (1)
Name and Principal
Position                    Year          Salary         Bonus

Gary A. Smith, President    1995         $110,000        $6,000

(1) Compensation is paid to Mr. Smith by Blue Ridge Real Estate Company, a portion of which is then allocated to Big Boulder Corporation

Director Compensation. Kieran E. Burke receives $1,000 per month for his services to the Corporations. An annual retainer of $5,000 is paid to Kieran
E. Burke, Allen J. Model and Michael J. Flynn. An annual retainer of $1,000 is paid to Milton Cooper, J. Anthony V. Townsend and Wolfgang Traber. All Directors receive $1,000 for each Board Meeting they attend. Directors do not receive compensation for committee meetings. Michael J. Flynn, Chairman of the Board, received a $30,000 consulting fee during Fiscal 1995. Mr. Flynn has an option, granted in Fiscal 1991 and amended in Fiscal 1992, with the right to purchase 35,000 shares of Common Stock; in Fiscal 1994, he was granted an Option for an additional 10,000 shares.

Employee Benefit Plans. The Corporations have a defined benefit pension plan. Eligible employees of the Corporations and certain of their subsidiaries participate in the pension plan which provides to each such participant annual retirement income beginning at age 65 equal to the product of (x) 31% of the first $10,000 of such participant's average compensation for the five years in the last ten years ("final average earnings") prior to retirement during which the employee was most highly paid plus 40% of such earnings in excess of $10,000; and (y) the ratio of the participant's year of credited service (if less than 15 years) to 15 years.

The table which follows shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years of service classifications under the pension plan. The retirement benefits shown are based upon retirement at the age of 65.

Years of Service
      	Average Salary*            5               10               15**
     $   15,000               1,700            3,400            5,100
     $   30,000               3,700            7,400           11,100
     $   45,000               5,700           11,400           17,100
     $   60,000               7,700           15,400           23,100
     $   75,000               9,700           19,400           29,100
     $   90,000              11,700           23,400           35,100
     $  105,000              13,700           27,400           41,100
     $  120,000              15,700           31,400           47,100
     $  135,000              17,700           35,400           53,100

*Based on 5 consecutive years of highest earnings in the last 10 years. **Minimum number of years of continuous service required to receive maximum pension.
Remuneration covered by the pension program includes salary, overtime and awards under an annual incentive program.
Mr. Smith has 13 years of credited service and $116,000 in Fiscal 1995 remuneration for purposes of the pension program.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporations' Officers, Directors and persons who own more than ten percent of a registered class of the Corporations' equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and 10% Holders are required by Commission regulations to furnish the Corporations with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received, or written representations from certain reporting persons that no Form 5 was required for those persons, the Corporations believe that during the period from June 1, 1994 through May 31, 1995, all filing requirements applicable to its Officers, Directors and 10% Holders were fulfilled.

SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETINGS
Consideration of certain matters is required at the Annual Meetings of Shareholders, such as the election of Directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, share-holders may present proposals, which are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meetings, by submitting their proposals to the Corporations at their principal offices on a timely basis. In order to be included for the 1996 Annual Meetings, proposals must be received by April 29, 1996.

OTHER MATTERS
The Board of Directors of each Corporation are not aware of any matters, other than those listed in the Notice of Annual Meetings, that may be properly brought before the Joint Meeting. If, however, any other matter not now known properly comes before the Joint Meeting, the persons named in the enclosed Proxy Card will vote the proxies in their discretion on such matters.

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION
Lois K. McCurdy, Secretary

Dated:  Blakeslee, Pennsylvania
           August 15, 1995
                                Page 10